UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2012

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The employment of Donald W. Hunt, the Executive Vice President, Worldwide Sales & Operations of MicroStrategy Incorporated (the “Company”), with the Company ended on November 9, 2012. Bob Watts, the Company’s Senior Executive Vice President & Chief Operating Officer, has assumed responsibility for the functions previously performed by Mr. Hunt.

In a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2012, the Company disclosed that it had implemented a reorganization of its management team and that Mr. Hunt was no longer a named executive officer of the Company for purposes of the disclosure requirements under Item 5.02(b) of Form 8-K.

The Company and Mr. Hunt entered into an agreement dated November 13, 2012 (the “Agreement”) in connection with Mr. Hunt’s departure from the Company, pursuant to which the Company has agreed to pay Mr. Hunt $191,000, representing the estimated amount Mr. Hunt would have been eligible to receive for the third quarter of 2012 under the Executive Vice President, Worldwide Sales & Operations Q2-Q4 Quarterly Bonus Plan if he had remained an employee of the Company and satisfied other conditions as required by such plan, plus an additional amount of $276,000.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	General Release of Claims between MicroStrategy Services Corporation and Donald W. Hunt dated November 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	General Release of Claims between MicroStrategy Services Corporation and Donald W. Hunt dated November 13, 2012